                                                                    EXHIBIT 10.5



                               SUBLEASE AGREEMENT



     THIS SUBLEASE AGREEMENT ("Sublease"), made as of the 2nd day of December, 1998 between ONDISPLAY, INC., a Delaware corporation ("Sublessee") and IRWIN HOME EQUITY CORPORATION, an Indiana corporation ("Sublessor").

     WHEREAS, Sublessor is the Lessee under that certain Second Lease Addendum ("Addendum") (attached hereto as Exhibit "A" and made a part hereof by reference thereto), dated June 24, 1997 to that certain Lease Agreement ("Master Lease"), (attached hereto as Exhibit "B" and made a part hereof by reference thereto), dated October 12, 1995, where Sunset Development Company, the Lessor, leased to Sublessor approximately 13,140 rentable square feet of space on the third floor in a building known as 12667 Alcosta Boulevard, Building BB in San Ramon, California 94583 (the "Premises").

     WHEREAS, Sublessee desires to sublease from Sublessor the Premises and certain items of furniture, fixtures, and equipment ("Personal Property"), and

     WHEREAS, the Lessor under the Master Lease shall consent to this Sublease by executing the "Consent of Lessor" (attached hereto as Exhibit "D" and made a part hereof by reference thereto).

     NOW, THEREFORE, for valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged by the parties hereto, the parties agree as follows:

     1. Demise. Sublessor leases to Sublessee, and Sublessee leases from Sublessor the (a) Premises which are more particularly described in the Addendum, and (b) the Personal Property more fully described in Exhibit "C".

     2.   Guaranty. [Intentionally Deleted]

     3. Use. the Premises and Personal Property shall be used and occupied only for general office use or any other use which is reasonably permitted under the terms of the Master Lease and for no other purpose.

     4. Subject to Master Lease. This Sublease is a sublease by the Sublessor under the provisions of, and is subject and subordinate to, all of the terms and conditions of the Master Lease which are incorporated herein by reference and unless otherwise modified or excluded herein, Sublessee is entitled to the rights and benefits conferred by the master Lease. All undefined capitalized terms used herein shall have the meanings ascribed to such terms as set forth in the Master Lease.

     5.    Term.

     (a) Commencement Date. The Sublease term shall begin on January 15, 1999 (the "Commencement Date"), and shall continue until midnight on July 30, 2002 (the "Term"). The Sublessor shall deliver the Premises and Personal Property to the Sublessee on or before December 25, 1998 (the "Delivery Date"), solely for the purpose of preparing the Premises for Sublessee's use and occupancy ("Pre-Occupancy Period"). In the event that Sublessee reasonably commences utilizing the Premises for business purposes during this Pre-Occupancy Period, Base Rent shall commence as of that date. In the event Landlord does not consent to this Sublease, and/or Sublessor does not deliver the Premises and Personal Property on or before the Delivery Date, Sublessee shall have a minimum Pre-Occupancy Period of seven (7) days and Base Rent and Operating Costs shall not commence until the end of said Pre-Occupancy Period.

     (b) Delay in Delivery. In the event that Sublessor is unable to deliver the Premises on the Delivery Date, Rent shall not due and payable until the occurrence of delivery. In the event that delivery is delayed for thirty (30) days beyond the anticipated Commencement Date, Sublessee shall have the right to terminate this Sublease, by providing Sublessor with written notice of said termination within fifteen (15) days after the end of said thirty (30) day period. Upon receipt of said notice of termination, Sublessor shall return all monies previously paid by Sublessee to Sublessor and the parties shall have no further rights, responsibilities or obligations toward each other.

     (c) Termination of Master Lease. In the event Sublessor's right to occupy the Premises is terminated at any time following execution of this Sublease as a result of the termination or expiration of the Master Lease, this Sublease shall terminate upon the effective terminate date of the Master Lease after prior written notice and be of no further force and effect, and except for any indemnity obligations and Sublessee's obligations to remove its personal property from the Premises (excluding Sublessor's Personal Property as defined in Exhibit C), the parties hereto shall be released from all duties, obligations, liabilities and responsibilities under this Sublease.

     (d) Option to Extend. Sublessee shall have no right or option to extend the term of this Sublease beyond the expiration of the original Term.

     (e) Early Termination by Sublessor. At any time after May 1, 2000, Sublessee shall have a continuing right to terminate this Sublease provided,
Sublessee: (i) provides Sublessor with six (6) months advance written notice of its intent to terminate, and (ii) pays, concurrently with said notice, to Sublessor the sum of Seventy Eight Thousand Eight Hundred and Forty dollars ($78,840.00) as an early termination penalty, and (iii) Sublessee is not in default of any of the provisions of this Sublease at the time Sublessee provides said notice or on the effective date of the early termination.

     6.   Rent.

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
     (a) Base Rent. During the Term, Sublease shall pay annual rent of Three Hundred Fifteen Thousand Three Hundred Sixty dollars and 00/100 ($315,360.00) to Sublessor, payable in equal monthly installments of Twenty-six Thousand Two Hundred and Eighty and 00/100 ($26,280.00) with such rent due in advance, beginning with the Commencement Date and on the first day of each month thereafter. If Commencement Date is any other day than the first day of a month, the first monthly installment shall be prorated. Sublessee shall mail the monthly rental payments, in advance, to the Sublessor, or to such other person, firm or place as the Sublessor may from time to time, designate in writing at least thirty (30) days in advance of any rental payment date.

     (b) Taxes. Sublease shall be responsible for the reporting and payment when due of any tax directly related to ownership or operation of its business.

     (c) Advance Rent. Concurrently with Sublessee's execution of this Sublease, Sublessee shall pay to Sublessor the sum of Twenty Six Thousand Two Hundred and Eighty Dollars ($26,280.00) ("Advance Rent") to be applied against the first full month's Base Rent when it becomes due.

     7. Security Deposit. Upon the execution of this Sublease by Sublessee, Sublessee shall deposit with Sublessor the sum of Seventy Eight Thousand Eight Hundred and Forty dollars ($78,840.00) (the "Security Deposit"). The Security Deposit shall be held by Sublessor as security for the faithful performance by Sublessor of all of the terms, covenants and conditions of this Sublease to be performed by Sublessee during the Term. If Sublessee defaults with respect to any provision of this Sublease, including the provisions relating to the payment of any Base Rent or Operating Costs, Sublessor may (but shall not be required to) use, apply or retain all or any part of the Security Deposit to cure such default or to compensate Sublessor for any other loss or damage which Sublessor may suffer by reason of Sublessee's default. If any portion of the Security Deposit is so used or applied, Sublessee shall, within ten (10) days after written demand for Sublessor, deposit with Sublessor an amount sufficient to restore the Security Deposit to its original amount. Sublessee shall not be entitled to interest on such deposit. If Sublessee is in not in default of any of the provisions of this Sublease, Sublessor agrees to apply the sum of Twenty Six Thousand Two Hundred Eighty dollars ($26,280.00) against the Base Rent due for the month of January 2000 when it becomes due. If Sublessee shall fully and faithfully perform every position of this Sublease as required to be performed by it under the terms of this Sublease and the Master Lease, the Security Deposit or any balance thereof shall be returned to Sublessee no later than thirty (30) days after the expiration of the Term and Sublessee's vacation of the premises.

     8. Operating Costs. Sublessee shall, based on the square footage of the Premises calculated by dividing the rentable square footage of the Premises by the rentable



                                  - 3 of 11 -
square footage of the building, pay for its pro-rata share of any increases in actual operating costs over a Base Year of 1999. For calculation purposes, Operating Costs pass through increases shall not exceed five (5%) over the immediately proceeding year.

          9. Condition of Premises and Personal Property, Maintenance and Repair, Alterations.

          (a) Sublessee agrees that its act of taking possession will be an acknowledgement that the Premises and Personal Property are in tenantable and good condition and that Sublessee takes the Premises and Personal Property on an "as-is" basis. Sublessee shall, at its sole cost and expense as required by the terms of the Master Lease, keep and maintain the Premises and Personal Property (excepting Landlord's obligations in Section 7 and Section 8 of the Master Lease), including but not limited to windows, doors, and the interior of Premises in good order, condition and repair. On the termination of this Sublease, Sublessee shall surrender to Sublessor the Premises, Personal Property and all improvements thereto, excepting personal property and trade fixtures owned by the Sublessee, in the same condition as when received, reasonable use and wear thereof excepted.

          (b) Sublessee shall obtain the prior written approval of Sublessor and Lessor for any alterations, additions or improvements to the Premises, which approval shall not be unreasonably withheld. Such alterations and improvements shall be made at Sublessee's sole expense and Sublessee shall be required to obtain all necessary permits and fees for the alterations and improvements. Further, Sublessee agrees to remove any tenant improvements, modifications made by Sublessee and return the space to its original condition at Sublessee's sole cost and expense if requested to do so by Sublessor or as required by Master Lease.

          (c) Sublessee shall obtain the prior written approval of Sublessor for any alterations or additions to the Personal Property, which approval shall not be unreasonably withheld. Such alterations, additions or improvements shall be made at Sublessee's sole expense. Further, Sublessee agrees to return the Personal Property to its original condition at Sublessee's sole cost and expense if requested to do so by Sublessor.

          (d) Sublessor shall make reasonable repairs to the damaged wall and baseboard trim and touch up the paint, where reasonably deemed necessary, throughout the Premises. Sublessor shall make reasonable commercial efforts to complete these repairs prior to the Commencement Date.

          10. Sublessor's Covenants. Sublessor covenants that during the term of the Sublease, it shall:


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
          (a) Except as otherwise set forth in this Sublease, take no action which would adversely affect Sublessee's use of the Premises or Personal Property; and

          (b) Upon Sublessee's payment of rent and performance of its covenants, ensure Sublessee's quiet use and enjoyment of the Premises or Personal Property.

          11.  Assignment or Subletting, No Liens.

          (a) Sublessee shall not assign, convey, sublet or transfer its interest in the Sublease without first obtaining Sublessor's and Lessor's written approval in accordance with the terms of the Master Lease.

          (b) Sublessee shall keep the Premises and Personal Property free from any liens arising from any work performed, materials furnished or obligations incurred by or at the request of Sublessee. All persons either contracting with Sublessee or furnishing or rendering labor and materials to Sublessee shall be notified in writing by Sublessee that they must look only to Sublessee for payment for any labor or materials. If any lien is filed against the Premises or Personal Property as a result of the acts or omissions of Sublessee, its employees, agents or contractors, Sublessee shall discharge it within twenty (20) days after Sublessee learns that the lien has been filed.

     12.  Insurance, Risk of Loss.

          (a) Insurance. Prior to the commencement of the Sublease Term and to having access to the Premises and Personal Property and at all times during the tenancy of this Sublease, Sublessee shall provide proof of insurance, as outlined below, satisfactory to Sublessor, and maintain the coverage's specified below during the term hereof and until the termination hereof:

          Comprehensive General Liability in an aggregate amount of $2,000,000.

          Worker's Compensation Coverage in the statutory amount.

          All Risk Insurance with Standard Extended Coverage, Replacement Value for full replacement of the Personal Property and Sublessee's personal property located on the Premises.

          (b) Additional Insured. Sublessor and Lessor shall be named as additional insureds on the policy or policies. Sublessee may satisfy this requirement by obtaining appropriate endorsements to any master or blanket policy of liability insurance




                                  - 5 of 11 -

Sublessee may maintain. No policy may be cancelable or subject to reduction of coverage except after thirty (30) days prior written notice to Sublessor.

          (c) Sublessor Released from Liability in Certain Events. Except to the extent caused by the negligent or otherwise wrongful acts or omissions of Sublessor, its agents or employees, Sublessor shall not be responsible, at any time or in any event, for any latent defects, deterioration or change in the condition of the Premises except for circumstances existing prior to the date hereof caused by or attributable to the use of the Premises by Sublessor. Except to the extent caused by the negligent or otherwise wrongful acts or omissions of Sublessor, its agents or employees, Sublessor shall also not be responsible for any fire or earthquake damage, or overflow or leakage upon or into the Premises, of water, steam, gas or electricity, or by any breakage in pipes or plumbing, or breakage, leakage or obstruction of sewer pipes or other damage occasioned by water being upon or coming through the roof skylight, trapdoors, walls, basement or otherwise, not for failure of the heating (steam) plant, nor for loss of property by theft or otherwise, nor for any damage arising from any act or neglect of any co-tenant or other occupant of the Premises, or for that of any owner or occupants of adjoining or contiguous property. Notwithstanding the above, at Sublessee's written request, Sublessor shall, at Sublessor's expense, take whatever action as is reasonable and necessary to enforce the rights and benefits accruing to the Sublessee by virtue of the Master Lease and this Sublease.

     13. Indemnification. Except to the extent caused by the sole negligence or willful misconduct of Sublessor, its agents or employees, Sublessee hereby agrees to indemnify and save Sublessor and its agents and the Lessor harmless from any claims, demands, or causes of action for property damage or personal injuries caused by Sublessee, Sublessee's agents, employees, contractors and customers, arising out of Sublessee's occupancy of or presence in the Premises.

     14.  Default.

          (a)  Each of the following shall be considered a default by the
          Sublessee:

               (i) The failure to pay the Base Rent or Operating Costs required hereunder within five (5) days after receipt of Sublessor's written notice of such failure;

               (ii) The failure to cure, within twenty (20) days after receipt of Sublessor's written notice thereof, any breach of any other term hereof. Such breach shall not be deemed a default if within said twenty (20) day period Sublessee has begun the process to cure the breach and is diligently working on a cure; or


                                  - 6 of 11 -

               (iii) The abandonment of the Premises without the payment of Rent.

          (b) Upon an uncured event of default of this Sublease by Sublessee, and Sublessee's failure to cure as allowed in (a) above, in addition to all other remedies provided at law or in equity, Sublessor may, after Sublessor's prior written notice thereof, at its option:

               (i) elect to remove all of the merchandise, fixtures and equipment, without being guilty or liable in any manner for trespass, thereby terminating this Sublease, and store the personal property at Sublessee's expense, payable upon demand by Sublessor, and recover from Sublessee those amounts necessary to compensate Sublessor as permitted by applicable California law.

               (ii) elect to treat this Sublease in full force and effect and shall be entitled to collect the rent provided for hereunder.

          15. Condemnation. If the entire Premises or so much thereof as to interfere with the use thereof shall be taken or condemned by any competent authority for any public or quasi-public use or purpose, this Sublease shall terminate as of the date when possession is taken. In such event, Sublessor shall be under no liability to Sublessee, and Sublessee shall be entitled to no part of any condemnation award except so much thereof as the condemning authority expressly allocates to moving or relocation expenses incurred by Sublessee. Sublessor shall provide Sublessee with notice in writing of any actual or threatened condemnation proceedings promptly after receiving notice thereof.

          16. Arbitration. Any dispute as to the interpretation or enforcement of this Sublease shall be subject to binding arbitration pursuant to Section
25.29 of the Master Lease.

          17. Brokers. Sublessee and Sublessor warrant and represent to each other that in the negotiating or making of this Sublease neither Sublessee or Sublessor nor anyone acting on their behalf has dealt with any real estate broker or finder who might be entitled to a fee or commission for this Sublease other than Ernst & Young, LLP, whose fee is to be paid by Sublessor per a separate agreement. Each party agrees to indemnify and hold the other harmless from any claim or claims, including costs, expenses and attorney's fees incurred by the other asserted by any other broker or finder for a fee or commission based upon any dealings with or statements made by the respective party or its agents, employees or representatives.

          18. Financial Information. (a) As soon as they become available, and in no event later than April 30th of each year, Sublessee shall deliver, or cause to be


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
delivered, to Sublessor, copies of its audited consolidated financial statements of operations, stockholders' equity and cash flows for such fiscal year, prepared in accordance with generally accepted accounting principals, consistently applied, and accompanied by the audit opinion of the Sublessee's independent public accountants.

          (b) Sublessor reserves the right to obtain, within sixty days after the close of each of the first three fiscal quarters of each fiscal year, copies of Sublessee's unaudited consolidated financial statements of operations, stockholder's equity and cash flows for such quarter, prepared in accordance with generally accepted accounting principals, consistently applied.

          19. Entirety. This writing constitutes the entire agreement between Sublessor and Sublessee and any modification hereof must, in order to be effective, be in writing, signed by authorized representatives of each party.

          20. Waiver. Failure or delay on the part of either party to exercise any right, power, privilege or remedy hereunder shall not operate as a waiver thereof, nor shall any single or partial exercise of any right under this Sublease preclude any other or further exercise thereof or the exercise of any other right.

          21. Binding Effect. This Sublease shall extend to and bind the heirs, personal representatives, successors, assigns, or its successors in interest of the parties hereto.

          22. Governing Law. This Sublease and performance hereunder shall be governed, interpreted, construed and regulated by the laws of the State of California without regard to its conflict of laws principles.

          23. Notice. All notice and payments due hereunder shall be deemed validly given if sent by certified mail, return receipt requested, or with a nationally recognized courier which provides notice of receipt, postage fully prepaid, addressed as follows, or to such other addresses as may be given from either party in writing to the other:

SUBLESSEE:                                        SUBLESSOR:
OnDisplay, Inc.                                   Irwin Home Equity Corporation
12667 Alcosta Boulevard Building BB               12677 Alcosta Blvd., Suite 500
San Ramon, California 94583                       San Ramon, California 94583
Attn.: Mark Pine, President                       Attn: Edwin K. Corbin
                                                  Vice President, Finance



                                  - 8 of 11 -

                              With a copy to:
                              Fern Prosnitz Vice President, Chief Counsel
                              Irwin Home Equity Corporation
                              12677 Alcosta Blvd., Suite 500
                              San Ramon, CA 94583

                              and
                              Irwin Financial Corporation
                              500 Washington Street
                              Columbus, IN 47201
                              Attn: Ellen Mufson Vice President, Legal

     24. Headings. Section headings in this Sublease are included for the convenience of reference only and shall not constitute a part of this Sublease for any other purpose.

     25. Counterparts. This Sublease may be executed in any number of counterparts, each of which shall be an original, but all for which together shall constitute but one instrument.

     26. Authority. Each party hereby represents and warrants to the other that all necessary corporate authorizations required for execution and performance of this Sublease have been given and that the undersigned officer is duly authorized to execute this Sublease and bind the party for this it signs.

     27.  Expansion Rights.   Section 25.20 of the Master Lease,
notwithstanding, Sublessee is not granted any rights to expand its Premises by virtue of this Sublease.

     IN WITNESS WHEREOF, the parties hereto have set their hands the day and year first above written.

ONDISPLAY, INC.                         IRWIN HOME EQUITY CORPORATION



by: [sig illegible]                     by: /s/ EDWIN K. CORBIN
   --------------------------------         -------------------------------
   Title: CEO                               Title: VP Finance



Attest:                                 Attest:  /s/ FERN P. PROSNITZ
        ---------------------------             ---------------------------
              Secretary                           Assistant Secretary



                                  - 9 of 11 -

                                   EXHIBIT A


Second Lease Addendum, dated June 24, 1997, by and between SDC 7 (Landlord) and
                     Irwin Home Equity Corporation (Tenant)


                                  - 10 of 11 -

                                   EXHIBIT B


Master Lease dated September 11, 1995, by and between Sunset Development Company
             (Landlord) and Irwin Home Equity Corporation (Tenant)


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
                       FINAL 3RD FLOOR PROPERTY INVENTORY

--------------------------------------------------------------------------------
     DESCRIPTION                                        QUANTITY
--------------------------------------------------------------------------------
1.   Blue Desk Chairs (1 each at every cubicle)         52
--------------------------------------------------------------------------------
2.   Conference Room Chairs                             10
--------------------------------------------------------------------------------
3.   Conference Room Table                              1
--------------------------------------------------------------------------------
4.   Wood Guest Chairs for Private Offices              12
--------------------------------------------------------------------------------
5.   Regular Size Cubicles (6 x 7.5)                    47
--------------------------------------------------------------------------------
6.   Large Size Cubicles (7.5 x 9.25)                   5
--------------------------------------------------------------------------------
7.   Overhead Cabinet with light fixture                51
--------------------------------------------------------------------------------
8.   Furnished Regular Size Private Offices             11
--------------------------------------------------------------------------------
9.   Furnished Large Size Private Offices               1
--------------------------------------------------------------------------------
10.  Five-Drawer Lateral Filing Cabinets                17
--------------------------------------------------------------------------------
11.  Two-Drawer Lateral Filing Cabinets                 47
--------------------------------------------------------------------------------
12.  One Dishwasher                                     1
--------------------------------------------------------------------------------
13.  Three-Drawer Pedestal                              52
--------------------------------------------------------------------------------
14.  Desk Chairs for Private Offices                    12
--------------------------------------------------------------------------------
15.  Egan Visual Boards                                 3
--------------------------------------------------------------------------------
16.  One Refrigerator                                   1
--------------------------------------------------------------------------------
17.  One Wood Credenza in Office 301                    1
--------------------------------------------------------------------------------
18.  System Rack/Cabling                                1
--------------------------------------------------------------------------------
19.  Honeywell Security System                          1
--------------------------------------------------------------------------------

                                  EXHIBIT "C"

                                [SDC7 LETTERHEAD]


December 18, 1998

Fax 421-8322



Mr. Gary Iorfido
IRWIN HOME EQUITY CORPORATION
12677 Alcosta Blvd. Suite 500
San Ramon, CA 94583

Re:  Landlord's Consent to Sublease
     Sublessee: OnDisplay, Inc.
     12667 Alcosta Blvd., Suite 300
     San Ramon, CA

Dear Gary:

Pursuant to Section 15 Assignment and Subletting, Subsection 15.1 Landlord's Consent Required, of that certain Lease dated September 11, 1995, by and between SDC7 as Landlord and Irwin Home Equity Corporation as Tenant, Landlord hereby consents to the Sublease of 13,140 square feet on the third floor of 12667 Alcosta Blvd., Suite 300, to OnDisplay, Inc.

Consent to this Sublease does not release Irwin Home Equity Corporation or Irwin Financial Corporation of any of their obligations under the Lease.

This consent shall not be in effect until Landlord has received a fully executed copy of the Sublease.

Sincerely,

/s/ EDWARD HAGOPIAN
---------------------
Edward Hagopian
Senior Vice President

EH:pm/b/f

cc:  Jack Clark, Sunset Development Company
     Douglas Hubert, Ernst & Young, via fax 415/248-2101


                                  Exhibit "D"